                     Exhibit 99.3 - Joint Filers' Signatures

                           LIME ROCK PARTNERS V, L.P.

                           By: Lime Rock Partners GP V, L.P., its general partner

                           By: LRP GP V, Inc., its general partner

                                By: /s/ John T. Reynolds               Date:  September 8, 2009
                                Name: John T. Reynolds
                                Title: Director

                           LIME ROCK PARTNERS GP V, L.P.

                           By: LRP GP V, Inc., its general partner

                                By: /s/ John T. Reynolds               Date:  September 8, 2009
                                Name: John T. Reynolds
                                Title: Director

                           LRP GP V, INC.

                                By: /s/ John T. Reynolds               Date:  September 8, 2009
                                Name: John T. Reynolds
                                Title: Director